Exhibit 10.8

MEARS TECHNOLOGIES, INC.

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Third Amended and Restated Investor Rights Agreement (this “Amendment”) is made as of March 11, 2015, by and among Mears Technologies, Inc. a Delaware corporation (the “Company”), and the other signatories hereto and amends that certain Third Amended and Restated Investor Rights Agreement, dated November 14, 2011 (the “Agreement”), by and among the Company and the Stockholders (as defined therein).

WHEREAS, on or about the date hereof, the Company anticipates selling to certain investors convertible promissory notes in an aggregate principal amount of up to $14,752,667 (the “Financing”);

WHEREAS, it is a condition to the closing of the Financing that the Stockholders become subject to a market standoff agreement on the terms set forth herein;

WHEREAS, to facilitate the Financing, the Company and the Stockholders desire to reduce the number of shares of Common Stock that may be subject to award under stock incentive plans to fifteen percent (15%) of the total number of fully diluted capital stock issued and outstanding at the date of the offer of the option;

WHEREAS, pursuant to Section 6.6 of the Agreement, any amendment of the Agreement requires the written consent of the Company and Stockholders holding Shares (as defined in the Agreement) representing at least 66 2/3% of the voting power of all Shares held by the Stockholders and is binding on all parties to the Agreement even if they do not execute such consent; and

WHEREAS, the undersigned Stockholders hold Shares representing at least 66 2/3% of the voting power of all Shares held by the Stockholders;

NOW, THEREFORE, in consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree to amend the Agreement as follows:

1.            The first paragraph of Section 3.11 and Section 3.11(a) of the Agreement shall be amended to read in their entirety as follows:

“The Company may establish a stock incentive plan pursuant to which the Board may award options to acquire Common Stock, or restricted stock awards, or stock awards pursuant to performance bonuses to Officers, Directors and employees of, and consultants and advisors to, the Company (the “Plan”). The Plan shall comply with the following rules:

(a)          Subject to (b), the total number of shares of Common Stock subject to options or other awards granted or offered to be granted under the Plan shall not, assuming each outstanding option will be exercised, when aggregated with all shares of capital stock issued as a result of any option granted pursuant to the Plan, exceed fifteen percent (15%) of the total number of fully diluted capital stock issued and outstanding at the date of the offer of the option or other award,”

Amend. 11/14/14

2.         The following Section 4A shall be inserted immediately following Section 4 of the Agreement:

“4A.   “Market Stand-off” Agreement. In connection with the Qualified Public Offering, if any, each Stockholder hereby agrees that, for a period of 365 days following the effective date of the registration statement for the Qualified Public Offering (such date, the “IPO Commencement Date”, and such period, the “Restricted Period”), it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired or with respect to which such Stockholder has or hereafter acquires the power of disposition, other than any of the securities to be offered to the public in the Qualified Public Offering through an underwriter or selling group member or any securities acquired in the public market in, or at any time after, the Qualified Public Offering (collectively, “Restricted Stock”); or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Restricted Stock, whether any transaction described in clause (i) or (ii) is to be settled by delivery of Common Stock, other securities, in cash or otherwise, without the prior written consent of the managing or lead underwriter of such offering; provided, however that, (A) on the 181st day following the IPO Commencement Date and on every subsequent 31st day thereafter, 15% of the securities shall be released from the this lock-up provision until the 366th day following the date of the IPO Commencement Date when all such prohibitions shall have been removed (for purpose of clarity, the table below contains a summary of the lock-up period); and (B) notwithstanding the foregoing, if during the last seventeen (17) days of the one hundred eighty (180) day period following the IPO Commencement Date (the “FINRA Restricted Period”) the Company issues an earnings release or material news or , a material event relating to the Company occurs, or prior to the expiration of the FINRA Restricted Period the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the restricted period, then, upon the request of the managing or lead underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 4(A) shall continue to apply until the end of the third (3rd) trading day following the expiration of the fifteen (15) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In order to enforce the restrictions agreed to by each Stockholder in this Section 4(A), the Company may impose stop-transfer instructions with respect to any security acquired under or subject to this Agreement until the end of the Restricted Period, The Company’s underwriters shall be third-party beneficiaries of the restrictions set forth in this Section 4(A).

Days Following the	% of Securities
Qualified Public Offering	Subject to Lock-Up
1-180	100%
181-211	85%
212-242	70%
243-273	55%
274-304	40%
305-335	25%
336-365	10%
366 and thereafter	0%

3.            The Agreement, as amended by this Amendment, contains the entire agreement among the parties with respect to the subject matter thereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

4.            Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5.            This Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflict of law provisions thereof), as to all other matters.

6.            This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment No. 1 to Third Amended and Restated Investor Rights Agreement has been executed by the parties hereto as of the day and year first above written.

MEARS TECHNOLOGIES, INC.

By:	/s/ R J Mears
Name:	R J MEARS
Title:	PRESIDENT & CTO

Amendment No. 1 to Third Amended and Restated Investor Rights Agreement Signature Page

MEARS TECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

November 14, 2011

-i-

MEARS TECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Agreement dated as of November 14, 2011 is entered into by and among MEARS Technologies, Inc., a Delaware corporation (the “Company”), and the parties that have executed a counterpart signature page hereto (the “Stockholders”).

Recitals

WHEREAS, certain of the Stockholders (the “Existing Stockholders”) own certain outstanding shares of capital stock of the Company;

WHEREAS, the Company and the Existing Stockholders are party to that certain Second Amended and Restated Investor Rights Agreement, dated as of June 15, 2011 (the “Prior Agreement”), pursuant to which the Company and the Existing Stockholders provided for certain arrangements with respect to (i) certain Stockholders’ (as defined in the Prior Agreement) right of first refusal with respect to certain issuances of securities of the Company and (ii) certain covenants of the Company;

WHEREAS, concurrently herewith, the Company is issuing to certain of the Stockholders shares of its Series F Convertible Preferred Stock, $0.01 par value per share (the “Series F Preferred Stock”) pursuant to Subscription Agreements;

WHEREAS, on or about the date hereof, the Company is effecting a recapitalization pursuant to which, among other things, shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share, Series B Convertible Preferred Stock, $0.01 par value per share, Series C Convertible Preferred Stock, $0.01 par value per share, Series D Convertible Preferred Stock, $0.01 par value per share, Series E Convertible Preferred Stock, $0.01 par value per share, and Series F Preferred Stock will convert into shares of the Company’s Common Stock, $0.001 par value per share; and

WHEREAS, the Company and the Existing Stockholders desire to amend and restate the Prior Agreement in its entirety to provide for certain arrangements with respect to (i) certain Stockholders’ right of first refusal with respect to certain issuances of securities of the Company and (ii) certain covenants of the Company, both as set forth below.

NOW, THEREFORE, the Company and the Existing Stockholders representing at least 66 2/3% of the voting power of all Shares (as defined in the Prior Agreement) hereby agree that the Prior Agreement shall be amended and restated, and the parties to this Agreement further agree as follows:

1.            Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliated Party” means, with respect to any Stockholder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Stockholder, including, without limitation, any general partner, officer or director of such Stockholder and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Stockholder.

“Basic Amount” means, with respect to a Qualified Stockholder, its pro rata portion of the Offered Securities determined by multiplying the Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock held or issuable upon conversion of all Shares then held by such Qualified Stockholder and the denominator of which is the total number of shares of Common Stock then outstanding (giving effect to the conversion into Common Stock of any outstanding shares of convertible preferred stock).

“Board” means the Board of Directors of the Company.

“Budget” has the meaning ascribed to it Section 3.4.

“Business Plan” has the meaning ascribed to it in Section 3.5.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $.001 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary).

“Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Confidential Information” means any information that is labeled as confidential, proprietary or secret, or which a Stockholder obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Stockholder pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

“Director” means an individual who is a member of the Board.

“Financial Year” means each period of 12 months ending at midnight on December 31 unless otherwise agreed by the Board.

“GAAP” means U.S. Generally Accepted Accounting Principles consistently applied.

“Notice of Acceptance” means a written notice from a Stockholder to the Company containing the information specified in Section 2.1(b).

“Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 2.1(a).

“Offered Securities” means (a) any shares of its Common Stock, (b) any other equity securities of the Company, including, without limitation, shares of preferred stock, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (d) any debt securities convertible into capital stock of the Company.

“Officer” means any individual appointed as an officer by the Board according to Company’s by-laws.

“Plan” has the meaning ascribed to it in Section 3.12.

“Qualified Public Offering” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Qualified Stockholder” means a Stockholder that either (a) is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or (b) meets comparable “sophistication” or other requirements of any applicable jurisdiction such that the offering of such securities by the Company to such Stockholder would not result in the violation of any law by the Company or impose any undue burden on the Company as determined in the good faith judgment of the Board.

“Refused Securities” means those Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Stockholders pursuant to Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect,

“Shares” means all shares of capital stock of the Company held by the Stockholders, whether now owned or hereafter acquired.

“Stockholder” has the meaning ascribed to it in the introductory paragraph hereto.

2.            Right of First Refusal.

2.1           Rights of Stockholders to Acquire Offered Securities.

(a)          The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 2.1.

(i)          The Company shall deliver to each Stockholder an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Stockholder that is a Qualified Stockholder such Qualified Stockholder’s Basic Amount. Notwithstanding the other provisions of this Section 2.1, after delivery of the Offer, the Company may issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, Offered Securities to the offerees or purchasers described in the Offer and upon the terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer without complying with the terms of this Section 2.1, provided that the Company permits each Qualified Stockholder to purchase the number of Offered Securities that such Qualified Stockholder is entitled to purchase pursuant to this Section 2.1 on substantially the same terms as the Company sold the Offered Securities in the initial transaction, within 10 days after the Company receives a Notice of Acceptance from such Qualified Stockholder.

(b)          To accept an Offer, in whole or in part, a Qualified Stockholder must deliver to the Company, on or prior to the date 15 days after the date of delivery of such Offer to such Qualified Stockholder, a Notice of Acceptance providing a representation letter certifying that such Qualified Stockholder is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Qualified Stockholder’s Basic Amount that such Qualified Stockholder elects to purchase.

(c)          The Company shall have 90 days from the expiration of the period set forth in Section 2.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(d)          Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Stockholders who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Stockholders, such Qualified Stockholder or Stockholders shall acquire from the Company and the Company shall issue to such Qualified Stockholder or Stockholders, the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer.

(e)          The purchase by the Qualified Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Stockholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Stockholders and their respective counsel.

(f)          Any Offered Securities not acquired by the Qualified Stockholders or other persons in accordance with Section 2.1(c) may not be issued, sold or exchanged until they are again offered to the Qualified Stockholders under the procedures specified in this Agreement.

(g)          The rights of the Qualified Stockholders under this Section 2.1 shall not apply to the issuance of:

(i)          shares of Common Stock (and/or options, warrants or other rights to purchase shares of Common Stock) issued by the Company to employees, consultants and directors (in their capacity as directors) of the Company in accordance with agreements or plans approved by the Board;

(ii)         securities issued by the Company in connection with any acquisition, merger, joint venture, stock split, distribution reinvestment plan or recapitalization;

(iii)        shares of Common Stock in a Qualified Public Offering;

(iv)        securities pursuant to strategic or one-off alliances;

(v)         shares of Common Stock issuable upon conversion of shares of preferred stock;

(vi)        shares of capital stock of the Company issued upon the exercise or conversion of any options, warrants or other rights to purchase shares of capital stock of the Company if such option, warrant or right is not subject to the right of first refusal pursuant to this Section 2.1; and

(vii)       shares of capital stock to an investor or investors who, in the good faith judgment of the Board, would add material value to the Company in a manner beyond the capital subscribed.

2.2           Termination. This Section 2 shall terminate upon the earlier of the closing of a Company Sale of the closing of a Qualified Public Offering.

3.            Covenants.

3.1           Conduct of Business. The Company shall, except as may be otherwise directed by the Board, use commercially reasonable efforts to ensure that, in material respects, it:

(a)          keeps its property in good working order and condition (reasonable fair wear and tear excepted) and makes any necessary repairs and replacements;

(b)          with respect to insurance:

(i)          insures and keeps insured at all times the assets of the Company which are of an insurable nature against damage, destruction and other risks, in each case as is customary and prudent for a similarly situated company in a business similar to the Company’s business;

(ii)         takes out and keeps in force workers’ compensation, public risk, business interruption and any other risk insurance as is customary and prudent for a similarly situated company in a business similar to the Company’s business;

(iii)        takes out and keeps in force Directors and Officers’ indemnity insurance policies for all Directors and Officers, in an amount to be agreed by the Board; and

(c)          complies with the requirements of any governmental agency relating to the conduct of the Company’s business and the Company’s assets.

3.2           Maintenance of Records. The Company shall use commercially reasonable efforts to ensure that it:

(a)          maintains books and records in accordance with applicable law and regulations including, but not limited to, GAAP; and

(b)          makes provision in its accounts for all applicable taxes payable as they are incurred after deducting any taxation credits arising from losses and adjustments in previous years.

3.3           Periodic Reports. The Company shall make available for inspection by each Stockholder all information concerning the Company’s business and the operations of the Company, including, but not limited to, the following reports in reasonable detail; provided, however, that such Stockholder shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided:

(a)          as soon as practicable after the end of each quarter, but no later than 20 business days after the end of each quarter, an unaudited profit and loss statement, cash flow statement and balance sheet as at the end of the quarter;

(b)          within 90 days of the end of each Financial Year, an audited profit and loss statement and balance sheet for the Financial Year prepared in accordance with GAAP; and

(c)          subject to Section 3.6, as soon as reasonably possible, any information reasonably requested by a Stockholder.

3.4           Annual Budget. The Company shall before the end of each Financial Year prepare an annual budget, subject to Board approval, for the following Financial Year in a form and content approved by the Board (the “Budget”).

3.5           Business Plan. The Company shall ensure that:

(a)          before the end of each Financial Year, the Officers prepare, subject to Board approval, a one-year business plan and a three-year business plan for the Company (together, as each plan is amended from time to time in accordance with this Section 3.5, the ‘Business Plan”);

(b)          after the Business Plan has been approved under Section 3.5(a), the Officers shall update:

(i)          the one-year business plan every twelve months, for adoption by the Board, with a view to ensuring that the Company always has in place a Business Plan for the next 12 months; and

(ii)         the three-year business plan every 12 months, for adoption by the Board.

(c)          if the Officers believe that any current Business Plan approved by the Board requires amendment and re-approval by the Board, the amended Business Plan is provided to the Board for approval; and

(d)          any material change to the Business Plan is first approved by the Board.

3.6           Access to Information. Subject to Section 3.7, the Company shall on reasonable notice and during normal business hours permit any Stockholder, or Stockholder’s representative, for purposes relating to a Stockholder’s capacity as such and provided that such Stockholder shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided, to:

(a)          inspect any property of the Company;

(b)          inspect and take any copies of any document relating to the Company’s business, including its accounts; and

(c)          discuss the Company’s affairs, finances and accounts with the Company’s Officers and auditors.

3.7         Stockholders’ Permitted Access.

(a)          Inspections by a Stockholder of property and or documents and the provision of copies of any documents to a Stockholder, may only occur under the supervision of an Officer;

(b)          Inspections by a Stockholder of any property or document, which in the reasonable opinion of the Board (i) compromises the attorney-client privilege or (ii) comprises confidential technical or commercially sensitive information, may only occur with the prior written approval of the Board; and

(c)          Copies of any documents, which in the reasonable opinion of the Board comprise confidential technical or commercially sensitive information, may only be made available to a Stockholder with the prior written approval of the Board.

3.8          Audit.

(a)          The accounts of the Company (prepared in accordance with GAAP) shall be audited at the end of each Financial Year. In addition, a set of consolidated accounts prepared in accordance with GAAP shall be prepared and audited at the end of each Financial Year.

(b)          The Company shall use its best efforts to procure that the audits referred to in Section 3.8(a) are completed by the end of three months after the end of the relevant Financial Year.

3.9          Auditors. The auditors of the Company shall be determined by the Board.

3.10        Board of Directors.

(a)          The Company shall promptly reimburse in full each Director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof.

(b)          The Board shall meet on at least a monthly basis, unless otherwise agreed by a majority of the members of the Board who are not employees of the Company or a Company Subsidiary.

3.11        Stock Incentive Plan. The Company may establish a stock incentive plan pursuant to which the Board may award options to acquire Common Stock or restricted stock awards to Officers, Directors and employees of, and consultants and advisors to, the Company (the “Plan”). The Plan shall comply with the following rules:

(a)          Subject to (b), the total number of shares of Common Stock subject to options or other awards granted or offered to be granted under the Plan shall not, assuming each outstanding option will be exercised, when aggregated with all shares of capital stock issued as a result of any option granted pursuant to the Plan, exceed twenty percent (20%) of the total number of fully diluted capital stock issued and outstanding at the date of the offer of the option.

(b)          Options granted under the Plan shall (i) be granted at such exercise prices, in such amounts, and for such term as the Board may determine with respect to each option grant, and (ii) become exercisable (“vest”) on such schedule(s) and in such amount(s) as the Board may determine with respect to each such grant (provided that if the Board approves an option grant under the Plan without approving a vesting schedule for such grant, such option shall vest in equal monthly installments over three years). The Company shall have the right to repurchase shares of Common Stock acquired through exercise of options granted under the Plan at fair market value (as determined by the Board) from certain terminating employees in accordance with the terms of their respective employment.

(c)          All other terms and conditions of the Plan shall be determined by the Board.

3.12        Termination of Covenants. All covenants of the Company contained in this Section 3 shall terminate upon the earlier of the closing of a Company Sale or the closing of a Qualified Public Offering.

4.            Confidentiality. Each Stockholder agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4 by such Stockholder), (b) is or has been independently developed or conceived by the Stockholder without use of the Company’s Confidential Information or (c) is or has been made known or disclosed to the Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Stockholder may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 4, (iii) to any Affiliated Party of such Stockholder, provided that such party is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Stockholders, or (iv) as may otherwise be required by law, provided that the Stockholder takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement. Notwithstanding anything to the contrary, in the event of a pending, threatened or actual breach of a Stockholder’s obligations under this Section 4, the Company shall have the right to seek injunctive relief in a court of competent jurisdiction to enjoin such breach.

5.            Transfers of Rights; Calculation of Share Numbers.

5.1           Transfer of Rights. This Agreement, and the rights and obligations of each Stockholder hereunder, may be assigned by such Stockholder to (a) any person or entity to which Shares are transferred by such Stockholder, or (b) to any Affiliated Party of such Stockholder, and, in each case, such transferee shall be deemed a “Stockholder” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

5.2           Calculation of Share Numbers. In determining the number of Shares owned by a Stockholder for purposes of exercising rights under this Agreement, all Shares held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

6.            General.

6.1           Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

6.2           Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6.3           Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof), as to all other matters.

6.4           Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 189 Wells Ave, 3rd Floor, Newton, MA 02459; Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to WilmerHale, 850 Winter Street, Waltham, MA 02451, Attention: Michael Bain, Esq.; or

If to a Stockholder, at its address set forth in the records of the Company, or at such other address as may have been furnished in writing by such Stockholder to the other parties hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 6.4.

6.5           Amendment of Prior Agreement; Complete Agreement. The Company and the Existing Stockholders holding Shares (as defined in the Prior Agreement) representing at least 66 2/3% of the voting power of all Shares (as defined in the Prior Agreement) held by Stockholders (as defined in the Prior Agreement) agree that, as of the date of this Agreement, (i) the Prior Agreement is hereby amended and restated in its entirety by this Agreement, (ii) the provisions of the Prior Agreement shall no longer be of any force or effect and (iii) this Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

6.6           Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Stockholders holding Shares representing at least 66 2/3% of the voting power of all Shares then held by Stockholders. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion (it being agreed that a waiver of the provisions of Section 2 with respect to a particular transaction shall be deemed to apply to all Qualified Stockholders in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Qualified Stockholders may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.7           Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

6.8           Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including, in the case of the Stockholders, a counterpart signature page to the Transaction Documents (as defined in the subscription agreements between the Company and individual Stockholders)), each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement (including such counterpart signature pages) may be executed by facsimile signatures.

6.9           Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

6.10         Additional Stockholders. Persons or entities that, after the date hereof, purchase Shares may, with the prior written approval of the Company (but without the need for approval by any other party to this Agreement), become parties to this Agreement by executing and delivering a counterpart signature page, whereupon they shall be deemed “Stockholders” for all purposes of this Agreement.

Executed as of the date first written above.

COMPANY:

MEARS TECHNOLOGIES, INC.

By:	/s/ Robert J Mears

Name:	ROBERT J MEARS

Title:	PRESIDENT

Signature Page to Third Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of Stockholders and Warrantholders as of the date set forth below.

If an individual:	If a corporation, partnership, trust or other
non-individual signatory:

Signature	Print Name of Entity

By:
Print Name	Signature

Date	Print Name of Signatory

Title of Signatory

Date

*	Please refer to the ‘Stockholder Consent’ section of this book for all the required 66 2/3 + % stockholder signatures.